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                                                                   EXHIBIT 10.22


                                PONTIAC DIVISION
                       DEALER SALES AND SERVICE AGREEMENT


In reliance upon the agreement by the parties to fulfill their respective commitments, this Agreement, effective NOVEMBER 01, 1995, is entered into by General Motors Corporation, Pontiac Division ("PONTIAC"), a Delaware Corporation, and

     BOOMERSHINE PONTIAC-GMC TRUCK, INC.                              , a
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     [X] GEORGIA corporation, incorporated on DECEMBER 31, 1958;
     [ ] proprietorship;
     [ ] partnership;
     [ ] other - specify
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doing business at 2150 COBB PARKWAY
                       SMYRNA, GEORGIA 30080-7699 ("Dealer").


                                    PREAMBLE


The future of PONTIAC and PONTIAC dealers depends on setting and meeting high standards of excellence. We will succeed by achieving total customer enthusiasm through selling and servicing vehicles with innovative styling and engineering as well as outstanding performance and roadability.

PONTIAC'S Dealer Sales and Service Agreement is intended to clarify and strengthen the business relationship between PONTIAC and PONTIAC dealers. PONTIAC recognizes the need for open and candid communication with dealers so that mutual goals are achieved. Sharing responsibility and accountability will improve cooperation.

PONTIAC will offer and promote innovative and exciting Products and provide competitive programs and services that assist dealers. Dealers will ethically promote and advertise PONTIAC vehicles and related products and provide quality sales and service through a professional staff that includes knowledgeable and well-trained service technicians and sales personnel.

First                          TERM OF AGREEMENT

This Agreement shall expire on OCTOBER 31, 2000, or ninety days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with PONTIAC at the expiration date if PONTIAC determines Dealer has fulfilled its obligations under this Agreement.

Second                INCORPORATION OF STANDARD PROVISIONS

The "Standard Provisions" (Form GMMS 1013) are incorporated as a part of this Agreement.
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Third                           DEALER OPERATOR

Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the Standard Provisions:

        WALTER M. BOOMERSHINE, JR.
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Fourth                 BUSINESS MANAGEMENT RESPONSIBILITY

If Dealer is an authorized Dealer for more than one division of General Motors, PONTIAC DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum. PONTIAC DIVISION will execute or extend these documents for all divisions.

Fifth                            COMMUNICATIONS

PONTIAC acknowledges the importance of dealer input on matters that affect the way dealers do business. PONTIAC will endeavor to seek counsel from appropriate dealer advisory committees to the extent marketplace conditions allow before making decisions on matters that directly affect PONTIAC dealers. Dealer input will not normally be solicited for matters involving specific dealers, dealer network planning, and production and distribution of Product. Dealer acknowledges that, to ensure the success of PONTIAC and its dealers, participation in dealer input mechanisms may be required. Dealer hereby agrees to serve when requested on PONTIAC'S Dealer Communication committees or any subcommittees and other dealer committees intended to promote communication.

Sixth                               SOFTWARE

From time to time during the term of this Agreement, GM will make available to Dealer certain information, data, software or firmware ("software") electronically, incorporated into tools or other products or by other means. This Software may be owned outright by GM, or jointly with, or wholly by, a GM affiliated company or authorized supplier. Dealer agrees to limit its use of the Software to Dealership Operations and comply with any other restrictions on its use.

Seventh                        DISPUTE RESOLUTION

PONTIAC and Dealer expect their differences will be few. If Dealer believes that a decision by PONTIAC is unfair, Dealer may have it reviewed by PONTIAC management so that it can be addressed and, if possible, resolved. Management review will promote a better understanding of the positions of PONTIAC and Dealer and will provide for the mutually satisfactory resolution of most issues. However, if Dealer is not satisfied with the results of management review, Dealer is encouraged to submit the dispute to binding arbitration under the Dispute Resolution Process. The steps by which Dealer can seek management review and binding arbitration are described in a separate booklet (GMMS 1019).

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Eighth               ADVERTISING AND PROMOTIONAL ACTIVITIES

Dealer shall promote the reputation of PONTIAC Products in the conduct of its business. PONTIAC and Dealer shall not use any advertising or promotional activity that may be harmful to that reputation. PONTIAC and Dealer shall not engage in any unethical practices.

Ninth                               TRAINING

PONTIAC and Dealer agree that professional and knowledgeable sales and service personnel are essential to a satisfactory customer sales and service experience. PONTIAC commits to providing training to its personnel. PONTIAC also agrees to make available new Product and service training to all dealers. Dealer agrees that it will require its personnel to attend training identified by PONTIAC as necessary. If PONTIAC identifies Dealer deficiencies, Dealer agrees that its sales and service personnel will complete courses specified by PONTIAC to address those deficiencies. PONTIAC agrees to consult with the established dealer advisory committee before adopting additional required training. PONTIAC will consider the committee's recommendations as to content, cost and frequency of additional required training.

Tenth                      DEALER FACILITY APPEARANCE

Customers have high expectations for PONTIAC, its Products and dealers. As the point of customer contact with PONTIAC Products, dealership Premises play a significant role in determining whether a customer's sales and service experience is consistent with these expectations. PONTIAC and Dealer recognize it is essential that PONTIAC'S image and identity be reinforced at the dealership level. Dealer therefore agrees to provide facilities that meet, in appearance and quality, PONTIAC'S reasonable requirements. To assist Dealer, PONTIAC will counsel and advise Dealer concerning facility appearance and design. PONTIAC agrees to consult with the established dealer advisory committee when developing appearance guidelines.

Eleventh                      TOOLS AND EQUIPMENT

PONTIAC and Dealer acknowledge that a properly equipped dealership promotes customer satisfaction and sale of PONTIAC Products. PONTIAC agrees to provide Dealer with lists of essential tools and necessary equipment. DEALER will endeavor to select tools and equipment whose acquisition cost is reasonable. Dealer agrees that it will acquire and use essential tools and necessary equipment identified by PONTIAC. PONTIAC agrees to consult with the established dealer advisory committee prior to recommending or requiring tools or equipment other than those determined by PONTIAC to be essential or necessary.

Twelfth                        BUSINESS PLANNING

PONTIAC has established a business planning process to assist dealers. Dealer agrees to prepare and submit any reasonable business plan required by PONTIAC. PONTIAC agrees to provide Dealer with information specific to its dealership and to assist Dealer in its business planning. PONTIAC agrees to improve the business planning process based on experience with it and to consult with the established dealer advisory committee before making substantive changes to the process.

Thirteenth              DEALER SALES AND SERVICE REVIEW

PONTIAC'S willingness to enter into this agreement with Dealer is based in part on Dealer's commitment to effectively sell and promote the purchase, lease and use of PONTIAC Products in Dealer's Area of Primary Responsibility ("APR"). The success of PONTIAC and Dealer depends to a substantial degree on Dealer's taking advantage of available sales opportunities.
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Thirteenth

Given this Dealer commitment, it is appropriate that PONTIAC regularly review the sales effectiveness of Dealer. Accordingly, PONTIAC will provide an annual written report advising dealer of Dealer's Retail Sales Index. The report will also include Dealer's state ranking based on Dealer's Retail Sales Index, fleet registrations in Dealer's APR and an area retail registration index. PONTIAC agrees to consult with the established dealer advisory committee before making any changes to the sales review process.

A Retail Sales Index of 100 is the minimum standard for Dealer to be considered in compliance with its commitment under Article 5.1 to effectively sell and promote the purchase, lease and use of PONTIAC Products. PONTIAC also expects Dealer to pursue available sales opportunities exceeding the minimum acceptable standard. Additionally, PONTIAC'S expectations for performance in an area may exceed the minimum acceptable standard for individual dealer compliance.

Fourteenth                    CUSTOMER ENTHUSIASM

PONTIAC and Dealer recognize that it is in our mutual interest to deliver products and services that exceed customer expectations and thereby achieve customer enthusiasm. PONTIAC and Dealer will use the customer response procedures designated in PONTIAC'S Service Policies and Procedures Manual to resolve customer concerns. Periodically, PONTIAC will conduct Customer Satisfaction Information Surveys (CSI) to determine customers overall satisfaction with their purchase or service experience. Before making any changes to the CSI procedure, PONTIAC will consult with the appropriate dealer committee.

PONTIAC will review Dealer's performance of its responsibilities for customer enthusiasm measured by the CSI. At least annually PONTIAC will inform Dealer in writing of its CSI for overall satisfaction based upon both purchase experience and service experience. We will relate this index to comparable indices representing local and national geography. If Dealer's index places Dealer in an unsatisfactory position for more than one year when compared to other dealers, Dealer will, at PONTIAC'S request, participate in a comprehensive review of Dealer's performance and develop a plan for improvement satisfactory to Pontiac.

Fifteenth           ADDITIONAL AGREEMENTS AND UNDERSTANDINGS

The following agreements and understandings are hereby incorporated into this
Agreement:

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and all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premises Addendum, Capital Standard Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and MDO Addendum, if applicable, which have not been reexecuted at the time of this agreement.
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EXECUTION OF AGREEMENT

This Agreement and related statements are valid only if signed:

         (a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

         (b) this Agreement as set forth below, on behalf of PONTIAC by its General Sales and Service Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.


     BOOMERSHINE PONTIAC-GMC TRUCK, INC.
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                                Dealer Firm Name


                                                      PONTIAC MOTOR DIVISION
                                                    General Motors Corporation


By  /s/ [ILLEGIBLE]           9/18/95   By  /s/ [ILLEGIBLE]
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   Dealer Operator             Date        General Sales and Service Manager


                                        By  /s/  [ILLEGIBLE]             9-20-95
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                                           Authorized Representative        Date